Exhibit 99.1

                Atrion Reports Second Quarter Results;
                 Diluted EPS Increases by 21 Percent

    ALLEN, Texas--(BUSINESS WIRE)--July 29, 2004--Atrion Corporation (Nasdaq:ATRI) today announced that for the second quarter of 2004 revenues were up 1% and diluted earnings per share were up 21% compared to the results of the second quarter of 2003.
    Commenting on the Company's results, Emile A. Battat, Chairman and CEO, said, "Sales in three of our major product areas, cardiovascular, fluid delivery, and other products, were significantly higher during the quarter than in the second quarter of 2003. However this growth was masked by lower sales in our remaining product area, ophthalmology, which declined significantly following the fulfillment of a customer's requirements in late 2003, as discussed in our financial report for the first quarter. Sales comparisons for the remainder of the year will be similarly affected by the completion of that order. We are pleased, however, that the growth in our other product lines has enabled us to deliver a solid 21% increase in operating income and diluted earnings per share compared to the results reported for the same quarter of 2003. In both periods we received residual income from operations discontinued in 1997."
    Atrion's revenues for the quarter ended June 30, 2004 totaled $16,417,000 compared with $16,175,000 in the same period in 2003. On a diluted per share basis, earnings for the period increased to $.87 as compared to $.72 in the same quarter of last year. Both periods included residual earnings of $.09 per share from operations that were discontinued in 1997. Operating income for the current year period totaled $2,064,000 compared to $1,705,000 in last year's second quarter.
    Revenues for the first six months of 2004 of $33,206,000 were 4% higher than revenues of $31,896,000 in the first half of 2003. Diluted earnings per share for the first half of 2004 were $1.57 per diluted share versus $1.34 in 2003. Both periods included $.09 per share from discontinued operations.
    Atrion Corporation designs, develops, manufactures, sells and distributes products and components primarily to medical markets worldwide.

    The statements in this press release that are forward looking are based upon current expectations and actual results may differ materially. Such statements include, but are not limited to, Atrion's expectations regarding sales comparisons for the remainder of 2004. Words such as "expects," "believes," "anticipates," "intends," and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements involve risks and uncertainties. The following are some of the factors that could cause actual results to differ materially from those expressed in or underlying our forward-looking statements: changing economic, market and business conditions; acts of war or terrorism; the effects of governmental regulation; competition and new technologies; slower-than-anticipated introduction of new products or implementation of marketing strategies; the Company's ability to protect its intellectual property; changes in the prices of raw materials; changes in product mix; and product liability claims and product recalls. The foregoing list of factors is not exclusive, and other factors are set forth in the Company's filings with the SEC.


                          ATRION CORPORATION
              UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
                 (In thousands, except per share data)

                                 Three Months Ended  Six Months Ended
                                      June 30,           June 30,
                                -------------------- -----------------
                                      2004     2003     2004     2003
                                ----------- -------- -------- --------
Revenues                           $16,417  $16,175  $33,206  $31,896
Cost of goods sold                  10,351   10,598   21,185   20,723
                                ----------- -------- -------- --------
Gross profit                         6,066    5,577   12,021   11,173
Operating expenses                   4,002    3,872    8,056    7,744
                                ----------- -------- -------- --------
Operating income                     2,064    1,705    3,965    3,429

Interest expense, net                   (5)     (34)     (21)     (75)
Other income, net                       39      (14)      45       (5)
                                ----------- -------- -------- --------
Income from continuing
 operations before provision
 for income taxes                    2,098    1,657    3,989    3,349
Income tax provision                   655      509    1,259    1,051
                                ----------- -------- -------- --------
Income from continuing
 operations                          1,443    1,148    2,730    2,298
Gain on disposal of
 discontinued operations               165      165      165      165
                                ----------- -------- -------- --------
   Net income                       $1,608   $1,313   $2,895   $2,463
                                =========== ======== ======== ========

Income per basic share:
 Income from continuing
  operations                          $.84     $.67    $1.60    $1.33
   Gain on disposal of
    discontinued operations            .10      .10      .10      .10
                                ----------- -------- -------- --------
   Net income per basic share         $.94     $.77    $1.70    $1.43
                                =========== ======== ======== ========

Weighted average basic shares
 outstanding                         1,710    1,702    1,706    1,733
                                =========== ======== ======== ========

Income per diluted share:
 Income from continuing
  operations                          $.78     $.63    $1.48    $1.25
   Gain on disposal of
    discontinued operations            .09      .09      .09      .09
                                ----------- -------- -------- --------
   Net income per diluted share       $.87     $.72    $1.57    $1.34
                                =========== ======== ======== ========

Weighted average diluted shares
 outstanding                         1,848    1,812    1,846    1,841
                                =========== ======== ======== ========

                          ATRION CORPORATION
                 UNAUDITED CONSOLIDATED BALANCE SHEETS
                            (In thousands)

                                           June 30,    Dec. 31,
ASSETS                                       2004        2003
                                        ------------ -----------
                                          (Unaudited)
Current assets:
   Cash and cash equivalents                   $691        $298
   Accounts receivable                        7,707       6,226
   Inventories                               12,784      11,314
   Prepaid expenses                           1,233       1,894
   Deferred income taxes                        760         760
                                        ------------ -----------
      Total current assets                   23,175      20,492

Property, plant and equipment, net           24,000      24,189
Other assets                                 14,792      15,369
                                        ------------ -----------

                                            $61,967     $60,050
                                        ============ ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                          $8,447      $6,689
Line of credit                                1,701       4,287
Other non-current liabilities                 4,373       4,470
Stockholders' equity                         47,446      44,604
                                        ------------ -----------

                                            $61,967     $60,050
                                        ============ ===========


    CONTACT: Atrion Corporation
             Jeffery Strickland, 972-390-9800